FOR IMMEDIATE RELEASE	CONTACT: Martin S. Hughes
Redwood Trust, Inc.	(415) 380-3455
Wednesday, May 9, 2007

REDWOOD TRUST REPORTS FIRST QUARTER 2007 RESULTS

MILL VALLEY, California - May 9, 2007 - Redwood Trust, Inc. (NYSE: RWT) today reported GAAP earnings of $18 million ($0.66 per share) for the first quarter of 2007. In the first quarter of 2006, GAAP earnings were $28 million, ($1.09 per share).

Our core earnings for the first quarter were $30 million ($1.08 per share). Core earnings for each of the first and fourth quarters of 2006 were $30 million ($1.16 and $1.12 per share, respectively). Core earnings excludes gains from asset sales, calls, and market value changes that are included in earnings reported for GAAP purposes, and certain one-time income or expense items that are not likely to occur in the future. A reconciliation of core to GAAP earnings appears in the table below. We believe core earnings can be a meaningful measure of Redwood’s financial performance in addition to reported GAAP results because core earnings highlights that portion of our reported earnings that is more likely to be ongoing in nature.

“Our results for the quarter were not bad,” said Doug Hansen, Redwood’s President. “Credit results were good. Net interest income and core income were strong, as were taxable income results. Declining market values of assets reduced our headline GAAP earnings number and our reported book value, but did not affect our prospective cash flows. Most importantly, although volatility in our reported results should be expected for some time, it appears that market turmoil, asset market value declines, and a new respect for risk are enhancing the value of our competitive advantages and thus our long-term opportunities for profitable growth.”

The largest factor in the decline of net income from a year ago was a $7 million increase in negative unrealized mark-to-market asset valuation adjustments, reflecting the overall market decline in prices for real estate securities that occurred during the first quarter. Another factor that contributed to the decline in net income was a $5 million increase in operating expenses, of which $2 million related to severance charges as part of a re-alignment of our commercial operations, and $3 million related to increases in personnel and systems costs associated with diversification and growth of our business.

Our net interest income increased to $47 million during the quarter from $45 million in the same period last year. Higher net interest income from our securities portfolios more than offset the decline in net interest income from a reduced balance of adjustable-rate residential loans financed under our Sequoia program. In addition, net income for the period was positively affected by a lower tax provision and other items totaling $2 million.

Additional Information

Additional information on Redwood’s GAAP results is available in its Quarterly Report on Form 10-Q for the three months ended March 31, 2007 which was filed today with the Securities and Exchange Commission. Today Redwood also released its “Redwood Review,” covering the first quarter of 2007. The Review contains a discussion of first quarter activity, taxable income and other non-GAAP performance measures, and a review of Redwood’s business and outlook. The company’s 10-Q and the Redwood Review are available on its website: www.redwoodtrust.com.

CAUTIONARY STATEMENT: This press release contains forward-looking statements within the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Statements that are not historical in nature, including the words "anticipated," "estimated," "should," "expect," "believe," "intend," and similar expressions, are intended to identify forward-looking statements. These forward-looking statements are subject to risks and uncertainties, including, among other things, those described in our 2006 Annual Report on Form 10-K under Item 1A "Risk Factors." Other risks, uncertainties, and factors that could cause actual results to differ materially from those projected are detailed from time to time in reports filed by us with the Securities and Exchange Commission, including Forms 10-K, 10-Q, and 8-K. Important factors that may impact our actual results include changes in interest rates and market values; changes in prepayment rates; general economic conditions, particularly as they affect the price of earning assets and the credit status of borrowers; the level of liquidity in the capital markets as it affects our ability to finance our real estate asset portfolio; and other factors not presently identified. In light of these risks, uncertainties, and assumptions, the forward-looking events mentioned in, discussed in, or incorporated by reference into this press release might not occur. Accordingly, our actual results may differ from our current expectations, estimates, and projections. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

REDWOOD TRUST, INC.
(All dollars in millions, except share data)

CONSOLIDATED INCOME	First	Fourth	Third	Second	First
STATEMENT	Quarter	Quarter	Quarter	Quarter	Quarter
	2007	2006	2006	2006	2006
Interest income	$215	$218	$224	$218	$226
Interest expense	(168)	(173)	(175)	(173)	(181)
Net interest income	47	45	49	45	45

Operating expenses	(16)	(14)	(13)	(16)	(13)
Severance expense	(2)	─	─	0	─
Gains on sales and calls, net	1	7	5	8	1
Valuation adjustments	(10)	(1)	(5)	(3)	(3)
Provision for income taxes	(2)	(1)	(4)	(3)	(2)
GAAP earnings	$18	$36	$32	$31	$28

Less: severance expense(1)	2	─	─	─	─
Less: gains on sales and calls, net	(1)	(7)	(5)	(8)	(1)
Less: valuation adjustments	10	1	5	3	3
Core earnings (2)	$30	$30	$32	$26	$30

Average diluted shares (thousands)	27,684	27,122	26,625	26,109	25,703
GAAP earnings per share (diluted)	$0.66	$1.32	$1.22	$1.20	$1.09
Core earnings per share (diluted) (2)	$1.08	$1.12	$1.20	$0.97	$1.16

Regular dividends per share	$0.75	$0.70	$0.70	$0.70	$0.70
Special dividends per share	─	3.00	─	─	─
Total dividends per share	$0.75	$3.70	$0.70	$0.70	$0.70

(1)	Cost associated with re-alignment of senior management in our commercial operations.

(2)
Core earnings are not a measure of earnings in accordance with GAAP.  We attempt to strip some of the elements out of GAAP earnings that are temporary, one-time, or non-economic in nature or that relate to the past rather than the future, so that the underlying on-going “core” trend of earnings is clearer, at least in certain respects.  We exclude gains (and losses) on sales and calls.  We sell assets from time to time as part of our on-going portfolio management activities.  These occasional sales can produce material gains and losses that could obscure the underlying trend of our long-term portfolio earnings, so we exclude them from core earnings.  Similarly, we exclude gains from calls of securities, as these are essentially sales of assets that produce a highly variable stream of income that may obscure some underlying income generation trends. GAAP earnings also include valuation adjustments for certain of our assets and interest rate agreements.  These are unrealized market value fluctuations - we exclude them from core earnings. Management believes that core earnings provide relevant and useful information regarding results from operations in addition to GAAP measures of performance.  This is, in part, because market valuation adjustments on only a portion of the company’s assets and none of its liabilities are recognized through the income statement under GAAP and thus GAAP valuation adjustments may not be fully indicative of changes in market values on the balance sheet as a whole or a reliable guide to current operating performance.  Furthermore, gains or losses realized upon sales of assets vary based on portfolio management decisions; a sale of an asset for a gain or a loss may or may not affect on going earnings from operations.  Because all companies and analysts do not calculate non-GAAP measures such as core earnings in the same fashion, core earnings as calculated by the company may not be comparable to similarly titled measures reported by other companies. Core earnings may not foot from GAAP earnings due to rounding to millions of dollars.

REDWOOD TRUST, INC. (All dollars in millions, except share data)

CONSOLIDATED BALANCE SHEET	31-Mar	31-Dec	30-Sep	30-Jun	31-Mar
	2007	2006	2006	2006	2006
Real estate loans	$8,706	$9,352	$9,875	$10,491	$12,045
Real estate securities	3,601	3,233	2,912	2,661	2,529
Other real estate investments	50	─	─	─	─
Cash and cash equivalents	92	168	113	106	85
Other assets	498	277	300	272	320
Total consolidated assets	$12,947	$13,030	$13,200	$13,530	$14,979

Redwood debt	$1,880	$1,856	$510	$529	$ ─
Consolidated asset-back securities issued	9,947	9,979	11,554	11,898	13,930
Other liabilities	96	92	93	99	82
Junior subordinated notes	100	100	─	─	─
Equity	924	1,003	1,043	1,004	967
Total consolidated liabilities and equity	$12,947	$13,030	$13,200	$13,530	$14,979

Shares outstanding at period end (thousands)	27,129	26,733	26,053	25,668	25,382
GAAP equity (GAAP book value) per share	$34.06	$37.51	$40.02	$39.13	$38.11